Exhibit 8.1

December 18, 2018

Pacific Drilling S.A.

8-10, Avenue de la Gare

L-1610 Luxembourg

Re:	Pacific Drilling S.A. Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as your U.S. counsel in connection with the preparation of the registration statement on Form F-1 (the “Registration Statement”) filed by Pacific Drilling S.A., a public limited liability company (société anonyme) organized under the laws of Luxembourg (the “Company”), filed with the U.S. Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof. In connection with the filing of the Registration Statement, you have requested our opinion concerning material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the Company’s common shares.

In connection with our opinion, and with your consent, we have reviewed and relied upon the accuracy and completeness, without independent investigation or verification, of the following: (i) the factual information in the Registration Statement, and (ii) such other documents, information and materials as we have deemed necessary or appropriate.

We have assumed the authenticity of all original documents, the accuracy of all copies, the genuineness of all signatures, and the legal capacity of all signatories. Moreover, we have assumed that all facts, information, statements and representations contained in the documents that we have reviewed were true, accurate and complete at the time made and will continue to be true, accurate and complete in all respects.

In the event any of the facts, information, statements and representations contained in the documents is untrue, inaccurate or incomplete in whole or in part, one or more of the conclusions reached in our opinion may be adversely affected. We undertake no responsibility to advise you of any factual developments arising after the date hereof or to supplement or otherwise revise our opinion to reflect any such developments.

Our opinion represents our evaluation of statutory, regulatory, judicial and administrative authorities existing as of the date of our opinion set forth above, any of which is subject to change at any time, potentially with retroactive effect. We undertake no responsibility to advise you of any legal developments arising after the date of our opinion or to supplement or otherwise revise our opinion to reflect any such developments.

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Pacific Drilling S.A.

December 18, 2018

Our opinion is limited to the U.S. federal income tax issues specifically addressed in the Registration Statement under the heading “Certain Taxation Considerations-U.S. Federal Income Tax Considerations,” and no opinion is expressed or should be inferred as to any other U.S. federal income tax issues or the tax consequences under any state, local or foreign laws or with respect to other areas of U.S. federal taxation.

Based upon and subject to the foregoing, and to the assumptions, qualifications and limitations set forth herein, and in reliance upon the representations and assumptions described herein, we hereby confirm that the statements of legal conclusion included in the section of the Registration Statement entitled “Certain Taxation Considerations—U.S. Federal Income Tax Considerations” represent our opinion as to the U.S. federal income tax matters set forth therein, as of the date of our opinion. The U.S. federal income tax matters discussed under the heading “Certain Taxation Considerations—U. S. Federal Income Tax Considerations” in the Registration Statement are complex and are subject to varying interpretations. Our opinion is not binding on the IRS and there is no assurance or guarantee the IRS will agree with our conclusions. Indeed, the IRS may challenge one or more of the conclusions contained in such discussion and may take a position that is inconsistent with the views expressed therein. There is no assurance or guarantee that a court would reach the same or similar conclusions as we have reached.

Our opinion expressed herein is being furnished in connection with the filing of the Registration Statement, is conditioned on the effectiveness of the Registration Statement, and may not be used or relied upon for any other purposes without our prior written consent. We hereby consent to the filing of our opinion with the SEC as Exhibit 8.1 to the Registration Statement and to references to our opinion in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules of SEC promulgated thereunder.

Very truly yours,

/s/ JONES WALKER LLP

JONES WALKER LLP